Exhibit 99.1

Quantum Computing Inc. Announces $750 Million Oversubscribed Private Placement of Common Stock Priced at the Market Under Nasdaq Rules

●	The offering is being led by QCI’s largest existing shareholders

●	Company’s pro-forma cash position expected to be approximately $1.55 billion following closing

HOBOKEN, NJ – October 5, 2025 – Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, integrated photonics and quantum optics technology company, today announced that it has entered into securities purchase agreements with institutional investors for the purchase and sale of 37,183,937 shares of common stock in an oversubscribed private placement priced at the market under Nasdaq rules. The offering is expected to result in gross proceeds of $750 million, before deducting offering expenses. The closing of the offering is expected to occur on or about October 8, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering to fully fund commercialization, pursue strategic acquisitions, establish volume production capabilities, expand sales and engineering personnel, working capital, and general corporate purposes.

Titan Partners Group, a division of American Capital Partners, is acting as the sole placement agent for the offering.

“Total capital raised since November 2024 is now $1.64 billion, positioning QCi with the strongest balance sheet among publicly traded quantum computing companies and providing what we believe is sufficient funding to execute our current business plan through 2028. The support from our existing investors through this recent raise is validation of our vision, technology, and roadmap. Our focus now shifts to expedite the transition from a quantum technology innovation company to a leading quantum hardware manufacturer, progressing our mission of putting quantum into the hands of people,” said Dr. Yuping Huang, CEO and Chairman of the Board of QCi.

The securities issued in the private placement described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock issued in connection with the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quantum Computing Inc.

Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT) is an innovative, integrated photonics and quantum optics technology company that provides accessible and affordable quantum machines and foundry services for the production of photonic chips based on thin-film lithium niobate (TFLN). QCi’s products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technologies and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, and cybersecurity, as well as remote sensing applications.

About Titan Partners

Titan Partners Group, a division of American Capital Partners, is a boutique investment bank specializing in tailored solutions for publicly traded emerging growth companies. Titan Partners combines expertise, trust, dedication, and a forward-thinking approach to help clients achieve their strategic capital needs.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the expected closing of the offering, QCi’s use of the net proceeds from the offering and the anticipated benefits that the Company may realize from the offering. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including having sufficient funding to execute our current business plan, the timing of orders and revenue, and the outcome of ongoing collaborations and demonstration projects with certain U.S. government agencies, academic institutions and commercial customers, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Company Contact:

Rosalyn Christian/John Nesbett

IMS Investor Relations

qci@imsinvestorrelations.com

Titan Partners Contact:

info@titanpartnersgrp.com

4 World Trade Center, 29th Floor

New York, NY 10007

(929) 833-1246

www.titanpartnersgrp.com